UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date if earliest event reported): June 16, 2005

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On June 16, 2005, the Company announced that its Board of Directors approved a 2005 Stock Repurchase Program authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock, or approximately 3% of the shares outstanding. The program will commence at the conclusion of the 2003 Stock Repurchase Program. Repurchases will be made from time to time as market and business conditions warrant, in the open market, negotiated, or block transactions, and will be funded from available working capital and cash flow from operations. Repurchased shares will be used for employee benefit plans, stock dividends and other general business purposes, including potential acquisitions.

In a press release, Dana M. Cluckey, President and Chief Executive Officer commented, “With our strong capital levels, we believe that continuing to repurchase our stock is a prudent use of capital and builds value for our shareholders. Our stock repurchase programs, along with Republic’s history of cash and stock dividends, continue to reflect our steadfast commitment to increasing shareholder value.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: June 16, 2005	By:	/s/ Thomas F. Menacher
	Name:	Thomas F. Menacher
	Its:	Executive Vice President, Treasurer and
Chief Financial Officer